EX-99.(11)(a)

100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699

www.bakerdonelson.com

March 4, 2024

Legg Mason ETF Investment Trust

620 Eighth Avenue

New York, New York 10018

Re:   Registration Statement on Form N-14 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Legg Mason ETF Investment Trust (the “Trust”), a Maryland statutory trust, in connection with certain matters of Maryland law arising out of the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended. The purpose of the Registration Statement is to register shares (the “Shares”) of beneficial interest, par value $.00001 per share, classified and designated as shares of the Trust’s ClearBridge Large Cap Growth ESG ETF (the “Acquiring Fund”), a series of the Trust, to be issued in connection with the acquisition by the Acquiring Fund of substantially all of the assets (net of liabilities) of the ClearBridge All Cap Growth ESG ETF, a series of the Trust (the “Acquired Fund”), by and exchange solely for Shares and cash in lieu of fractional shares, if any pursuant to a Plan of Reorganization by the Trust on behalf of the Acquiring Fund and the Acquired Fund and Franklin Templeton Fund Advisor (the “Plan of Reorganization”). We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Trust and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A.  the Registration Statement, including the Prospectus/Information Statement;

B.  the Certificate of Trust of the Trust, certified on the date hereof as being a true, correct, and complete copy thereof by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

C.  the Amended and Restated Declaration of Trust of the Trust, certified on the date hereof as being a true, correct, and complete copy thereof by the Secretary of the Trust (the “Declaration of Trust”);

D.  the Amended and Restated Bylaws of the Trust, certified on the date hereof as being

March 4, 2024

a true, correct, and complete copy thereof by the Secretary of the Trust (the “Bylaws”);

E.  the Plan of Reorganization;

F.  certain resolutions adopted by the Board of Trustees of the Trust regarding the issuance of the Shares and the Plan of Reorganization (the “Resolutions”);

G.  a certificate of the Trust regarding certain matters related to the Plan of Reorganization, the issuance of the Shares, and the Registration Statement (the “Certificate”);

H.  a certificate of the Maryland State Department of Assessments and Taxation dated February 27, 2024, to the effect that the Trust is in good standing; and

I.   such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.

In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete; (v) that the persons identified as officers of the Trust are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons; (vi) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient; and (vii) all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Trust, including certifications made in the Certificate, and (c) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects.

We have also assumed that: (i) the Resolutions and the actions reflected therein authorizing the Trust to issue, offer, and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Trust; (ii) the Declaration of Trust and the Bylaws have not been amended or rescinded; (iii) the Registration Statement and any amendment thereto will remain effective at the time of the issuance of the Shares thereunder; (iv) at the time of the

March 4, 2024

issuance of the Shares, the Trust or its transfer agent will record the beneficial owners thereof in the Fund’s beneficial ownership ledger; and (v) the Trust will remain in good standing under Maryland law at the time the Shares are issued pursuant to the Plan of Reorganization.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plan of Reorganization and the Registration Statement, will be validly issued, fully paid, and nonassessable.

The foregoing opinion is based on and is limited to the Maryland Statutory Trust Act (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion is limited to the matters set forth herein, and no other opinion should be inferred or implied beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional corporation

By:	/s/ Kenneth B. Abel
Kenneth B. Abel
Authorized Representative